UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported) 16 November 2000
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

                        Air Products and Chemicals, Inc.
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               (Exact name of registrant as specified in charter)


                     Delaware                               1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
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


Item 5.  Other Events.
----------------------

On November 16, 2000, the Board of Directors of Air Products and Chemicals, Inc. elected John P. Jones III as Chairman of the Board, President and Chief Executive Officer, effective December 1, 2000, succeeding Harold A. ("Hap") Wagner. Mr. Jones currently serves as President and Chief Operating Officer. The appointment of Mr. Jones will coincide with the expected retirement of Mr. Wagner, who is 65 years old.

Mr. Jones joined Air Products in 1972 as a participant in the company's Career Development Program and subsequently served in various management positions in the process gas international division; the International Coal Refining Company, an Air Products joint venture; and the Stearns Catalytic World Corporation, an Air Products wholly-owned engineering services subsidiary. He also held executive assignments as vice president and general manager of Environmental and Energy Systems, group vice president for the Process Systems Group, and President of Air Products Europe. In 1996, Mr. Jones was named executive vice president, Gases and Equipment Group and, two years later, he assumed his current position. He has served on the company's board of directors since 1998.

Mr. Jones was born in 1950 in Blakely, Pennsylvania. He received a Bachelor of Science degree in chemical engineering from Villanova University in 1972.
Mr. Jones serves on the board of directors of the American Chemistry Council and is a member of the board of trustees of The Rider-Pool Foundation.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          Air Products and Chemicals, Inc.
                                     ------------------------------------------
                                                   (Registrant)



Dated: 21 November 2000              By:        /s/ Leo J. Daley
                                       ----------------------------------------
                                                      Leo J. Daley
                                        Vice President - Finance and Controller
                                               (Chief Financial Officer)


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